Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(the “Corporation”)

(Effective June     , 2013)

1.	Office

1.1 Registered Office. The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.	Meetings of Stockholders

2.1 Place of Meetings. All meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

2.2 Annual Meetings. The Corporation shall hold annual meetings of the Stockholders, either within or without the State of Delaware, on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

2.3 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and, at any time when there is more than one Stockholder, shall be called by the Chief Executive Officer or the Secretary of the Corporation at the request in writing of Stockholders possessing at least ten percent (10%) percent of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors, at such times and at such place either within or without the State of Delaware as may be stated in the call or in waiver of notice thereof.

2.4 Notice of Meetings.

2.4.1 Written notice stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which the Stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

2.4.2 Whenever the giving of any notice is required by statute, the Amended and Restated Certificate of Incorporation of the Corporation (which shall include any amendments thereto and shall be hereinafter referred to as so amended as the “Certificate of Incorporation”) or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Stockholder at a meeting shall constitute a waiver of (i) notice of such meeting, except when such Stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) in the case of a special meeting, of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless such Stockholder objects to considering the matter at the beginning of the meeting.

2.4.3 Any meeting of the Stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place (if any) thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is made or is required, then, a notice of the adjourned meeting will be given on the new record date as provided in this Section 2.4 to each Stockholder of record entitled to notice of such meeting.

2.5 Business at Special Meetings. Business transacted at any special meeting of the Stockholders shall be limited to the purposes stated in the Corporation’s notice of meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

2.6 List of Stockholders. After the record date for a meeting of Stockholders has been fixed, at least ten (10) days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or during ordinary business hours, at the principal place of business of the Corporation. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any Stockholder who is present at the time and place of the meeting.

2.7 Quorum at Meetings. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. Where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of such class or classes, who are present in person or represented by proxy, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting, or (b) in the case of a special meeting, to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

2.8 Voting and Proxies. Unless otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each Stockholder shall be entitled to one (1) vote on each matter for each share of the Corporation’s capital stock that has voting power and that is held by such Stockholder. A Stockholder may vote either in person or by proxy; provided, that any and all proxies are executed in writing by the Stockholder or his duly authorized attorney-in-fact.

2.9 Required Vote. When a quorum is present at any meeting of Stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes (including, for these purposes, Minority Stockholders (as defined in the Certificate of Incorporation)) is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.10 Action by Consent. Any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of such Stockholders and may not be effected by any consent in writing by such Stockholders, unless such consent is unanimous.

3.	Directors

3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law. The Board of Directors shall annually elect a Chairman of the Board from among its members. The Board of Directors shall designate, when present, either the Chairman of the Board or the Chief Executive Officer to preside at its meetings. If neither the Chairman of the Board nor the Chief Executive Officer is present, the Board of Directors may designate another officer or director to preside at such meeting. The Chairman of the Board and the Chief Executive Officer may be the same person.

3.2 Number and Election. The total number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. Directors shall be elected at annual meetings of the Stockholders, except as provided in Section 3.3 hereof, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be Stockholders.

3.3 Vacancies. Subject to the terms of the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, whether or not a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Each director so chosen shall hold office until the next election, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. In the event that one or more directors resigns from the Board of Directors, effective at a future date, subject to the terms of the Certificate of Incorporation, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election, and until such director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

3.4	Meetings.

3.4.1 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.4.2 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), electronic transmission, or facsimile transmission. The notice need not describe the purpose of a special meeting.

3.4.3 Telephone Meetings. Members of the Board of Directors may participate in a meeting of the Board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.4.4 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and the writing or writings and transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

3.4.5 Waiver of Notice of Meeting. A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.5 Quorum and Vote at Meetings. At all meetings of the Board of Directors, a quorum of the Board of Directors consists of the presence of a majority of the total number of directors constituting the entire Board of Directors then in office. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.

3.6 Committees of Directors. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees. The Board of Directors may designate one (1) or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

3.7 Compensation of Directors. As expressly provided by resolution adopted by the Board of Directors, the directors may, as such, receive remuneration for their services; and the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as such director’s annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for such director’s attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by such director on account of such director’s attendance at any meeting. Nothing in this Section 3.7 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.	Officers

4.1 Positions. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer and a Secretary, and such other officers, which may include a President, as the Board of Directors from time to time may appoint, including one or more Vice Presidents. Each such officer shall exercise such powers and perform such duties as shall be set forth below and/or such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the Chief Executive Officer and the Secretary be the same person. Each of the Chairman of the Board, the Chief Executive Officer and/or the President (if there be one) may execute bonds, mortgages and other documents, except where required or permitted by law to be otherwise executed and except where the authorization therefor shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2 Chairman of the Board. Subject to Section 3.1, the Chairman of the Board shall (when present) preside at all meetings of the Board of Directors and Stockholders and shall ensure that all orders and resolutions of the Board of Directors are carried into effect.

4.3 Chief Executive Officer. Subject to the authority of the Board of Directors, the Chief Executive Officer of the Corporation shall have such executive responsibility and authority for management of the business, affairs and operations of the Corporation as may be assigned to him or her by the Board of Directors, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

4.4 President. Subject to the authority of the Board of Directors, the President of the Corporation, if any, shall have such executive responsibility and authority for management of the business, affairs and operations of the Corporation as may be assigned to him or her by the Board of Directors, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

4.5 Chief Financial Officer. The Chief Financial Officer of the Corporation shall have general charge and supervision of the financial affairs of the Corporation, including budgetary, accounting and statistical methods, and shall approve payment, or designate others serving under him to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

4.6 Vice President. In the absence of the President or in the event of the President’s failure or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice

President or Vice Presidents, in general, shall perform such other duties as are incident to the office of a vice president of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders, and shall record all the proceedings of the meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary may also attest all instruments signed by the President, the Chief Financial Officer or any Vice President. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and, in general, shall perform all duties as are incident to the office of a secretary of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President.

4.8 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

4.9 Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

4.10 Duties of Officers May Be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

5.	Capital Stock

5.1 Uncertificated Stock; Form; Signatures. Except as otherwise provided in a resolution approved by the Board of Directors, all shares in the Corporation issued after the date hereof shall be uncertificated shares. In the event the Board of Directors elects to provide in a resolution that certificates shall be issued to represent any shares in the Corporation, every Stockholder shall be entitled to have a certificate signed, in the name of the Corporation, by the President or a Vice President and the Secretary of the Corporation, certifying the number of shares owned by such Stockholder. No certificate representing shares will be issued until such shares are fully paid. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2 Lost, Stolen, or Destroyed Certificate

5.2.1. If a Stockholder claims that a stock certificate representing shares issued and recorded by the Corporation has been lost or destroyed, a new certificate will be issued to said Stockholder; provided, that said Stockholder presents an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said Stockholder may be required to deposit a bond or other indemnity in such amount and with such sureties, if any, as the Board of Directors may require to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate or the issuance of any such new certificate.

5.3 Record Date.

5.3.1 Actions by Stockholders. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

5.3.2 In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation

Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5.3.3 Payments. In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to all rights as to such shares, including the right to receive dividends and to vote such shares, and shall not be bound to recognize any equitable or other claim to any interest in such shares on the part of any other person, whether or not the Corporation shall have the express or other notice thereof, except as may otherwise be required by law.

6.	Indemnification

6.1 Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 6.3, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 6.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action or suit or proceeding, whether civil, criminal administrative or investigative in nature, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 Authorization of Indemnification. Any indemnification under this Section 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

6.4 Good Faith Defined. For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be.

6.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 or Section 6.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Neither a contrary determination in the specific case under Section 6.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

6.6 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding unless otherwise determined by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

6.7 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of the Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 6.1 and Section 6.2 shall be made to the fullest extent permitted by law. The provisions of this Section 6 shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or Section 6.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

6.8 Certain Definitions. For purposes of this Section 6, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Section 6 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Section 6, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 6.

6.9 Limitation on Indemnification. Notwithstanding anything contained in this Section 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

6.10 Saving Clause. If any provision or provisions of this Section 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 6 (including, without limitation, each portion of any paragraph of this Section 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 6 (including, without limitation, each such portion of any paragraph of this Section 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.11 Repeal by Stockholders. Any repeal or modification of this Section 6 by the Stockholders shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

6.12 Survival of Indemnification. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

6.13 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

7.	General Provisions

7.1 Inspection of Books and Records. Any Stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

7.2 Dividends. The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

7.3 Reserves. The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.4 Execution of Instruments. All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.6 Seal. The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

7.8 Amendments. The Board of Directors or the Stockholders may from time to time adopt, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose. Such action by the Stockholders shall require the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly constituted meeting of Stockholders called for such purpose.